                                 EXHIBIT 10.18

NOTE PURCHASE AGREEMENT BETWEEN UNITED FOODS, INC. AND NORTHWEST NATIONAL LIFE INSURANCE COMPANY, NORTHERN LIFE INSURANCE COMPANY, THE NORTH ATLANTIC LIFE INSURANCE COMPANY, WASHINGTON SQUARE CAPITAL, INC., COMMERCIAL UNION LIFE INSURANCE COMPANY OF AMERICA, MINNESOTA MUTUAL LIFE INSURANCE COMPANY AND COMMERCIAL UNION LIFE INSURANCE COMPANY OF NEW YORK DATED SEPTEMBER 29, 1995.

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








                               UNITED FOODS, INC.



                            NOTE PURCHASE AGREEMENT

                                      WITH

                  NORTHWESTERN NATIONAL LIFE INSURANCE COMPANY

                        NORTHERN LIFE INSURANCE COMPANY

              THE NORTH ATLANTIC LIFE INSURANCE COMPANY OF AMERICA

                        WASHINGTON SQUARE CAPITAL, INC.

               COMMERCIAL UNION LIFE INSURANCE COMPANY OF AMERICA

                    MINNESOTA MUTUAL LIFE INSURANCE COMPANY

                                      AND

              COMMERCIAL UNION LIFE INSURANCE COMPANY OF NEW YORK






                         Dated as of September 29, 1995



                 $8,000,000 9.25% Senior Secured Notes Due 2010

                                    EXHIBITS



              APPENDIX I  -    PURCHASERS

              EXHIBIT A   -    FORM OF NOTE

              EXHIBIT B   -    FORM OF DEED OF TRUST

              EXHIBIT C   -    FORM OF SECURITY AGREEMENT

              EXHIBIT D   -    FORM OF OPINION OF COMPANY COUNSEL

                               UNITED FOODS, INC.
                            NOTE PURCHASE AGREEMENT


                         Dated as of September 29, 1995

     The undersigned, United Foods, Inc., a Delaware corporation (the "Company") hereby confirms its agreements set forth below with the parties listed on Appendix I hereto (the "Purchasers").

     1. Purchase and Sale of Notes.

     (a) The Notes. Subject to the terms and conditions herein, including without limitation the execution and delivery of the Conveyance Agreement referred to in paragraph 6(h), the Company will sell to each of the Purchasers on the date of this Agreement (the "Closing Date"), and each of the Purchasers will purchase from the Company on the Closing Date, at 100% of the principal amount thereof, a promissory note of the Company (which, together with any note or notes issued in substitution therefor, are herein collectively called the "Notes" and individually a "Note"), in the principal amount specified on Appendix I hereto, dated the Closing Date. The Notes shall bear interest from the Closing Date until payment in full of the principal amount thereof at the rate of 9.25% per annum. The Notes shall be payable as follows: Principal and interest shall be payable on the first of each month in 180 consecutive equal monthly installments in the amount of $82,335.39 per month, with such payments commencing November 1, 1995 through and including October 1, 2010. The Notes shall be subject to prepayment as hereinafter provided, shall in all respects be subject to the terms of this Agreement, and shall be substantially in the form of Exhibit A hereto.

     (b) Security. The Notes shall be secured by (i) a deed of trust (the "Deed of Trust") in substantially the form of Exhibit B hereto, on the real property described therein, and all improvements thereon (the "Mortgaged Property"), and (ii) a security interest in certain specified equipment (the "Equipment"), created by a security agreement (the "Security Agreement") in substantially the form of Exhibit C hereto. Together, the Deed of Trust and the Security Agreement shall be referred to as the "Security Documents."

     (c) Purchases to be Several. The purchase of each of the Notes by the respective Purchasers shall be separate and several, but the purchase of each Note shall be a condition concurrent to the purchase of each other Note.

     (d) Default Rate. If all or any portion of the principal amount of or interest on the Notes or any installment thereof shall not be paid when due, whether at stated maturity, by acceleration or otherwise, such past-due principal (and, if so permitted by law, such interest) shall bear interest at a rate equal to the lower of (i) 11.25% per annum or (ii) the highest rate permitted by law, from the date of such non-payment until such past-due amount is paid in full.

     (e) Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a Saturday, Sunday or holiday for banks under the laws of the States of Minnesota, Tennessee or New York, such payment may be made on the next succeeding business day.

     2. Prepayments of the Notes.

     (a) Voluntary Prepayments. The Company may, at its option, on any principal and interest payment date, prepay the Notes in whole or in part (but if in part only in an amount equal to or greater than $250,000), upon 10 days' prior written notice to the holders of the Notes.

     (b) Manner of Effecting Voluntary Prepayment. In the event the Company shall give notice of any prepayment in accordance with paragraph 2(a) above, such notice shall specify the date and amount of proposed prepayment, and thereupon the principal amount of the prepayment, together with accrued and unpaid interest thereon to the prepayment date, shall become due and payable on the prepayment date. In the event any prepayment shall be less than the entire unpaid principal amount of the Notes, the amount of such prepayment shall be applied pro rata on all Notes on the last maturing required installment or installments of principal in inverse order of their maturity. The amount of all other remaining installments of principal and interest shall not be changed, but the portions of each such installment allocable to principal and to interest shall be recalculated based upon the remaining unpaid principal amount of the Notes.

     (c) Mandatory Prepayments. The Notes shall be subject to mandatory prepayment, in part, in the amounts and in accordance with paragraphs 9 and 10 hereof, subject to the terms and conditions set forth therein.

     3. Representations and Warranties. The Company represents and warrants to the Purchasers as follows:

     (a) Corporate Organization. The Company is organized and existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing under the laws of each State where the nature of the business done or property owned require such qualification and where the failure to so qualify would have a material adverse effect upon the Company. The Company does not own, directly or indirectly, more than 1% of the total outstanding capital stock of any class of any corporation. The Company does not currently have any Subsidiaries. As used herein, the term "Subsidiary" or "Subsidiaries" shall mean any corporation or corporations 100% of the outstanding capital stock of every class of which is owned, directly or indirectly, by the Company or one or more of its Subsidiaries.

     (b) No Prohibition. There is no provision in the Certificate of Incorporation of the Company, or in its bylaws or in any indenture, contract or agreement to which the Company is a party or by which it is bound, which prohibits the execution and delivery by the Company of this Agreement, the Notes, or the Security Documents or the performance or observance by the Company of any of the terms or conditions of this Agreement, the Notes or the Security Documents.

     (c) Due Authorization. The execution and delivery of this Agreement, the Notes and the Security Documents have been duly authorized by all necessary corporate action of the Company.

     (d) Legal Proceedings. There are no actions, suits, or proceedings pending or, to the knowledge of the Company, threatened against the Company or any property of the Company in any court or before any federal, state, municipal or other governmental agency, which, if decided adversely to the Company, would have a material adverse effect upon the Company. The Company is not in default with respect to any order of any court or governmental agency.

     (e) Financial Statements. The Company has furnished to the Purchasers a balance sheet and statements of operations, stockholders' equity and cash flows of the Company for the fiscal year ended February 28, 1995, certified by BDO Seidman, independent certified public accountants, and an unaudited balance sheet and statements of operations, stockholders' equity and cash flows of the Company for the three months ended May 31, 1995. Said financial statements fairly present the financial condition of the Company at the dates thereof and the results of operations of the Company for the periods indicated, all in conformity with generally accepted accounting principles consistently followed through the periods involved. There have been no material adverse changes in the condition, financial or otherwise, of the Company since the latest balance sheet referred to. There are no material liabilities of the Company, contingent or otherwise, that are not included on the February 28, 1995 financial statements that have been furnished to the Purchasers, including, without limitation, tax liabilities.

     (f) Title to Assets. Except as disclosed to the Purchasers in writing prior to the date of this Agreement, the Company has good and marketable title in fee simple to all real property and good title to all personal property it purports to own, including (except as they have been affected by transactions in the ordinary course of business) all properties and assets reflected in the most recent balance sheet referred to in paragraph 3 (e) hereof. Except as disclosed to the Purchasers in writing prior to the date of this Agreement, in the case of property used in its trades or businesses but not owned by it, the Company has a valid, binding and enforceable right to use such property pursuant to a written lease, license or other agreement. The Company has not granted any liens or security interests upon any of the Mortgaged Property or the Equipment, or taken any action that would result in the imposition of any lien, mortgage, pledge, charge or encumbrance on the Mortgaged Property or the Equipment, other than Permitted Liens as defined in paragraph 5(e).

     (g) Securities Matters. Neither the Company nor any agent acting on the behalf of the Company has offered the Notes, or any part thereof, or any similar obligation for sale to, or solicited any offers to buy such Notes, or any part thereof, or any similar obligation from, any person or persons so as to bring the issue or sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended, and the Company will not sell or offer for sale any note or any similar obligation of the Company to, or solicit any offer to buy any similar obligation of the Company from, any person or persons so as to bring the issue or sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

     (h) Licenses and Permits. The Company has procured and is now in possession of and in substantial compliance with all licenses or permits (including, without limitation, environmental permits) required by federal, state or local laws for the operation of the business of the Company on the Mortgaged Property except for such licenses and permits the absence of which would not have a material adverse effect upon the Company or the Mortgaged Property.

     (i) No Defaults on Indebtedness. The Company is not in default in the payment of the principal of or interest on any indebtedness for borrowed money nor is in default under any instrument or agreement under and subject to which any indebtedness for borrowed money having an original principal amount at least equal to $1,000,000 has been issued, and no event has occurred under the provisions of any such instrument or agreement which with or without the passing of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

     (j) ERISA Matters. Each qualified retirement plan (a "Qualified Plan") of the Company is in substantial compliance with all applicable provisions of ERISA and all other laws, state or federal, applicable to such employees' retirement plan. As used herein, the term "ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations adopted pursuant thereto. No such Qualified Plan has incurred any material accumulated funding deficiency within the meaning of Section 302 of ERISA (whether or not waived). No such Qualified Plan nor, to our knowledge, any trust created thereunder nor any trustee or administrator thereof has engaged in any "prohibited transaction". The Company does not contribute to or have any employees who are covered by any "multi-employer plan", as such term is defined in Section 3(37) of ERISA, and, except as disclosed to the Purchasers prior to the date of this Agreement, the Company has not incurred any withdrawal liability with respect to any such multi-employer plan.

     (k) Full Disclosure. Neither this Agreement, the financial statements referred to in paragraph 3(e) hereof, nor any other document, certificate or instrument delivered to the Purchasers on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. There is no material fact (other than general economic conditions or facts or information available to the public generally) that has not been disclosed in writing to the Purchasers that materially adversely affects or, as far as the Company can now reasonably foresee, may materially adversely affect, the business operations or financial or other condition of the Company, or the ability of the Company to perform this Agreement or to pay the principal of or interest on the Notes and other sums payable under this Agreement when due.

     4. Affirmative Covenants. The Company covenants and agrees that, so long as any amount shall remain unpaid on any of the Notes, it will:

     (a) Payment and Performance. Duly and punctually pay or cause to be paid the principal of and interest on the Notes and will duly and punctually perform or cause to be performed all things on its part or on the part of any Subsidiary to be done or performed under this Agreement, the Notes and the Security Documents.

     (b) Maintenance of Books and Records. At all times keep and cause each Subsidiary to keep proper books of record and account in which full, true and correct entries will be made of their transactions in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

     (c) Inspection of Mortgaged Property, Equipment, and Books and Records. Permit and cause each Subsidiary to permit the holders of the Notes and their representatives to inspect (i) at all reasonable times, the Mortgaged Property and the Equipment, and (ii) upon the occurrence and continuance of an Event of Default, its books and records (and the holders of the Notes shall be entitled to make extracts therefrom); provided, however, that any costs associated with any inspection described in (i) above which is conducted by the holders of the Notes or their representatives prior to an Event of Default shall be borne by the holders of the Notes.

     (d) Financial Information. In the event that written notice of the occurrence of an Event of Default shall have been given to the Company, and the Company shall have notified the holders of the Notes that such Event of Default has been corrected, the Company shall, upon request of the holders of at least two-thirds of the unpaid principal amount of the Notes at the time outstanding, for the purpose of showing that such Event of Default has been corrected, if the default is in connection with a financial covenant in this Agreement, furnish to the holders of the Notes a signed copy of an audit report or, if such matter may be covered in a special report, a special report prepared and certified by the Company's independent certified public accountant, confirming that such Event of Default has been corrected. All expenses incurred in connection with such report shall be borne by the Company. Nothing in this paragraph 4(d), however, shall diminish, defer, postpone or otherwise limit the right of the holders of the Notes to take any action permitted by paragraph 7 hereof.

     (e) Quarterly Financial Statements. Furnish to the holders of the Notes, within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Company and its Subsidiaries, or if an extension has been granted by the Securities and Exchange Commission for the filing by the Company and its Subsidiaries of their Quarterly Report on Form 10-Q, then the earlier of the date such Form 10-Q is actually filed and the last day of such extended time period, copies of the unaudited consolidated and consolidating balance sheets and statements of operations, stockholders' equity and cash flows reflecting the financial condition of the Company and its Subsidiaries at the end of each such quarterly period and the results of operations during such period, all in reasonable detail, and setting forth comparable figures for the same accounting period in the preceding fiscal year.

     (f) Annual Financial Statements. Furnish to the holders of the Notes, as soon as available, but in any event within 90 days after the close of each fiscal year of the Company, a signed copy of an audit report prepared and certified (without qualification as to the scope of the audit) by BDO Seidman or another firm of independent certified public accountants of national standing selected by the Company and satisfactory to the holders of the Notes, which report shall include a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries reflecting their operations during such year, all in reasonable detail and setting forth comparable figures for the preceding fiscal year, which report shall be accompanied by a statement by such accounting firm certifying that in making the examination upon which such report was based, no information came to its attention which to its knowledge indicated a default under this Agreement had occurred or specifying any such default.

     (g) Financial Certification. At the time of the delivery to the holders of the Notes of the reports referred to in paragraphs 4(e) and 4(f) hereof, deliver to the holders of the Notes a certificate signed by its chief financial officer or some other executive officer of the Company who has substantial responsibility for the financial matters of the Company, certifying that he has reviewed the provisions of this Agreement and stating, in his opinion, if such be the fact, that the Company and its Subsidiaries have not been and are not in default as to any of the provisions contained in this Agreement, or, in the event the Company or any Subsidiary is or was in default, setting forth the details of such default. Such certificate shall set forth the computations upon which such officer based the conclusion that the Company and its Subsidiaries are and have been in compliance with paragraphs 4(l), 4(m) and 5(a) hereof.

     (g) Copies of Regulatory Reports. Furnish to the holders of the Notes, promptly after transmittal or filing thereof by the Company, copies of all reports which it files with the Securities and Exchange Commission.

     (i) Corporate Existence. Except as may be permitted by paragraph 5(c) hereof, maintain and cause each Subsidiary to maintain its corporate existence in good standing, and comply with all applicable federal, state and local laws and regulations except where the noncompliance with such laws and regulations would not have a material adverse effect on the Company or its Subsidiaries.

     (j) Payment of Taxes. Pay and cause each Subsidiary to pay all taxes, assessments and governmental charges or levies imposed on the Company, any Subsidiary, the Mortgaged Property, or the Equipment, prior to the date on which penalties are attached thereto; provided, however, that to the extent that any of the same shall be contested in good faith by appropriate proceedings promptly initiated and diligently conducted which will prevent the forfeiture or sale of the Mortgaged Property or the Equipment or any material interference with the use thereof by the Company, and adequate reserves as required by GAAP are set aside to pay the tax or assessment and any interest charges or penalties associated therewith, the Company shall not be obligated to pay any of the foregoing unless and until any such taxes, assessments, claims or charges shall finally be resolved and become a lien against the Mortgaged Property or the Equipment. As used herein, the term "GAAP" means generally accepted accounting principles, consistent with those followed in the preparation of the financial statements referred to in paragraph 3(e) hereof.

     (k) Maintenance of Properties. Maintain and cause each Subsidiary to maintain and keep the Mortgaged Property and the Equipment in as good a condition and state of repair as at the date of this Agreement; provided that, the Company and its Subsidiaries shall have no obligation to maintain, replace, or repair any of the Equipment that is no longer capable of performing its function due to normal wear and tear or obsolescence. In the event the Mortgaged Property is damaged or condemned, the Company shall be deemed to be in compliance with this paragraph 4(k) so long as the Company is in compliance with paragraph 9 or paragraph 10 hereof, as appropriate.

     (l) Net Working Capital. As of the end of each fiscal quarter, maintain an excess of consolidated current assets over consolidated current liabilities (in each case as determined in accordance with GAAP) at least equal to $25,000,000.

     (m) Net Worth. As of the end of each fiscal quarter, maintain Consolidated Tangible Net Worth in an amount at least equal to $25,000,000. As used herein, the term "Consolidated Tangible Net Worth" shall mean the aggregate amount of stockholders' equity of the Company and any Subsidiaries it may have on a consolidated basis, less the purchase price of acquired businesses in excess of the fair market value of tangible net assets, other items of goodwill, patents, trademarks, trade names, copyrights, organization expense, treasury stock, unamortized debt discount and expense, any write-up of the value of assets subsequent to February 28, 1995, and other like intangibles, all determined on a consolidated basis in accordance with GAAP.

     (n) Notice of Default. Give the holders of Notes prompt notice in writing of any condition or event which constitutes an Event of Default under paragraph 7 hereof, or which, after notice or lapse of time or both, would constitute an Event of Default.

     (o) Exchange of Notes. At any time, upon written request of the holder of a Note and surrender of the Note for such purpose, and at the expense of such holder, issue new Notes in exchange therefor in such denominations of at least $250,000 as shall be specified by the holder of such Note, in an aggregate principal amount equal to the then unpaid principal amount of the Note surrendered and substantially in the form of Exhibit A, with appropriate insertions and variations (not inconsistent with this Agreement), and bearing interest from the date to which interest has been paid on the Note surrendered.

     (p) Maintenance of Liens of Security Documents. Take all actions necessary in order to perfect and to protect and maintain the lien of the Security Documents.

     (q) Qualified Retirement Plans. Cause each Qualified Plan and the documents and instruments governing each such Plan to be conformed to when necessary, and to be administered in a manner consistent with those provisions of ERISA which may, from time to time, become effective and operative with respect to such Plans; if requested by the holders of the Notes in writing from time to time, furnish to the holders of the Notes a copy of any annual report with respect to each such plan that the Company files with the Internal Revenue Service pursuant to ERISA. As used herein, the term "Qualified Plan" shall mean each qualified retirement plan of the Company in which any employees of the Company participate that is subject to the provisions of ERISA.

     5. Negative Covenants. The Company covenants and agrees that so long as any amount shall remain unpaid on the Notes, it will not and will not permit any Subsidiary to:

     (a) Sale of Assets. Sell the Mortgaged Property or the Equipment without the full repayment of the Notes except that individual pieces of the Equipment may be sold for fair market value if the net proceeds are applied against the Notes within 30 days of such sale. If the Company sells any individual piece of Equipment for consideration other than cash, the Company will nevertheless pay in cash the net proceeds of the sale within 30 days of such sale, to be applied as a prepayment on the Notes.

     (b) Merger and Consolidation. Merge, acquire or consolidate with any corporation except that (i) any Subsidiary may be merged or consolidated with the Company (if the Company is the surviving corporation) or with another Subsidiary, or (ii) the Company may merge or consolidate with another corporation if (A) the surviving corporation would be a U.S. corporation, and
(B) immediately following the merger or consolidation and after giving effect thereto, (1) the Notes and the obligations of the Company under this Agreement and the Security Documents shall have become valid, binding and enforceable obligations of the surviving corporation, and (2) there shall exist no Event of Default hereunder or any event or condition which, with or without the lapse of time or the giving of notice or both, would constitute an Event of Default.

     (c) Transactions With Affiliates. Enter into any transaction with any affiliate (as defined in Rule 405 of the Securities Act of 1933, as amended) except on a reasonable and fair basis when considering comparable "arms length" transactions.

     (d) Permitted Liens. Create, assume, or suffer to exist any mortgage, pledge, encumbrance, lien, security interest or charge of any kind whether presently effective, springing, conditional or contingent upon any of the Mortgaged Property or Equipment, other than Permitted Liens. As used herein, the term "Permitted Liens" means (i) liens securing the Notes; (ii) existing liens on the Mortgaged Property set forth on Exhibit A to the Deed of Trust;
(iii) liens for taxes not yet due or which are being contested in good faith by appropriate proceedings of the nature described in paragraph 4(j) hereof, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (iv) liens imposed by law in favor of mechanics, repairmen, carriers or warehousemen for sums not yet due or which are being contested in good faith by appropriate proceedings of the nature described in paragraph 4(j) hereof, and an adequate reserve is maintained on the books of the Company as required by GAAP; and (v) other liens, charges, or encumbrances incidental to the conduct of its business or the ownership of its property which were not incurred in connection with borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business.

     (e) Dividend Restrictions. Make any Restricted Payments, except that (i) any Subsidiary may make Restricted Payments to the Company or another Subsidiary; and (ii) the Company may make Restricted Payments provided that immediately following the payment and after giving effect thereto, there shall exist no Event of Default hereunder or event or condition which, with or without the lapse of time or the giving of notice, or both, would constitute an Event of Default. As used herein, the term "Restricted Payments" means (i) any payment in cash, property or other assets upon or in respect of any shares of any class of capital stock including, without limiting the foregoing, payments as dividends and payments for the purpose of redeeming, purchasing, or otherwise acquiring any shares of any class of its capital stock, including in the term "stock" any warrant or option or other right to purchase such stock, or making any other distribution in respect of any such shares of stock; however, any distribution which may be payable solely in common stock of the corporation making the distribution; and
(ii) any declaration of any such payment or distribution.

     6. Conditions.

     (a) The obligations of the Purchasers to close transaction is subject to the satisfaction, on or before September 29, 1995, of the following conditions:

           (i) The representations and warranties contained in paragraph 3 hereof shall be true and correct as of the Closing Date; the Company shall not be in default with respect to any of the provisions hereof, and there shall exist no event which, with the passage of time or the giving of notice, or both, would constitute such a default; and the Company shall have delivered to the Purchasers a certificate signed by a responsible officer of the Company to such effect.

           (ii) The Purchasers shall have received from Lowell E. Pugh II, General Counsel of the Company, a favorable opinion in form and substance satisfactory to the Purchasers as to all matters specified in Exhibit D hereto and such other matters incident to the transaction herein contemplated as the Purchasers may reasonably request.

           (iii) The Purchasers shall have received from Latham-Watkins, special California real estate counsel, a favorable opinion, in form and substance satisfactory to the Purchasers, as to such matters incident to the transaction herein contemplated as the Purchasers may reasonably request.

           (iv) The Purchasers shall have received from their special counsel, Faegre & Benson Professional Limited Liability Partnership, a favorable opinion in form and substance satisfactory to the Purchasers, as to such matters incident to the transaction herein contemplated as the Purchasers may reasonably request.

           (v) The Company shall have provided to the Purchasers commitments by Chicago Title Insurance Company to issue mortgagees' policies of title insurance on ALTA Lender's Policy Extended Coverage in an aggregate amount not less than the aggregate principal amount of the Notes covering the Mortgaged Property, provided that such commitments or the latest endorsements thereof shall reflect the markup of the Chicago Title Company Commitment No. 950509, dated August 9, 1995, and previously provided to the Purchasers, and provided further that in no event shall such commitments for title insurance (i) reflect any easements, restrictions, claims, encumbrances or title defects other than encumbrances permitted by paragraph 5(e) hereof, or (ii) except from coverage of the policy any (A) lien, or right to a lien for services, labor or material furnished on or to the Mortgaged Property (regardless of whether such lien has been recorded prior to the date of issuance of the title insurance policy), (B) any easements, restrictions or other encumbrances which a survey would show, or (C) any rights of parties in possession.

           (vi) The Purchasers shall have received a Uniform Commercial Code Search against the Company from the States of Tennessee and California and every other state or jurisdiction as the Purchasers may request, as of a date no more than fifteen days prior to the Closing Date, certified by a reporting service satisfactory to the Purchasers, and disclosing no security interests in the Equipment other than those permitted under paragraph 5(e) of this Agreement.

           (vii) The Company shall not have suffered a material adverse change in financial condition since February 28, 1995, nor shall there exist any material action, suit or proceeding pending, or to the knowledge of the Company threatened, against the Company which, if decided adversely to the Company, would have a material adverse effect upon the Company or upon any of its businesses or properties or would impair any of the security for the Notes. No other event shall have occurred which would impair any of the security for the Notes.

           (viii) The Stipulation (herein so called) by and among the Company, the Purchasers, Bonneville Pacific Corporation, Alpac Foods, Inc., Bonneville Foods Corporation, and the bankruptcy trustee for Bonneville Pacific Corporation and dated as of August __, 1995, shall have been executed and filed of record in the United States Bankruptcy Court for the District of Utah in connection with In re Bonneville Pacific Corporation, Bky. No. 91A-27701, such Stipulation shall have been approved by the bankruptcy judge in such proceeding, and the transactions contemplated in such Stipulation shall be consummated contemporaneously with the closing of the transaction contemplated in this Agreement.

           (ix) Pursuant to the Stipulation, the Company shall have deposited the sum of $200,000 with the closing escrow agent, to be paid to Arthur James in connection with the Settlement Agreement and Release dated as of September 20, 1994, among Mr. James, the Company, Bonneville Pacific Corporation, the Purchasers, and certain other parties.

           (x) The execution, delivery and performance of this Agreement and the Security Documents by the Company shall have been approved by certain lenders of the Company.

           (xi) The approval of the financing by the investment committee (or its equivalent) of each of the Purchasers.

           (xii) The approval of the financing and each of the final agreements by the Board of Directors of the Company.

           (xiii) All proceedings to be taken in connection with the transaction contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel and the Purchasers shall have received copies of all documents which they may reasonably request.

     (b) The obligations of the Company to close transaction is subject to the satisfaction, on or before September 29, 1995, of the following conditions:

           (i) The Company shall have obtained a commitment by Chicago Title Insurance Company to issue an owners policy of title insurance in form acceptable to the Company, provided that such commitments or the latest endorsements thereof shall show the status of title to the Mortgaged Property as of the Closing Date, and provided further that in no event shall such commitments for title insurance (i) reflect any easements, restrictions, claims, encumbrances or title defects other than encumbrances permitted by paragraph 5(e) hereof, or (ii) except from coverage of the policy any (A) lien, or right to a lien for services, labor or material furnished on or to the Mortgaged Property (regardless of whether such lien has been recorded prior to the date of issuance of the title insurance policy), (B) any easements, restrictions or other encumbrances which a survey would show or (C) any rights of parties in possession.

           (ii) The Stipulation (herein so called) by and among the Company, the Purchasers, Bonneville Pacific Corporation, Alpac Foods, Inc., Bonneville Foods Corporation and the bankruptcy trustee for Bonneville Pacific Corporation and dated as of August __, 1995, shall have been executed and filed of record in the United States Bankruptcy Court for the District of Utah in connection with In re Bonneville Pacific Corporation, Bky. No. 91A-27701, such Stipulation shall have been approved by the bankruptcy judge in such proceeding, and the transactions contemplated in such Stipulation shall be consummated contemporaneously with the closing of the transaction contemplated in this Agreement.

           (iii) The execution, delivery and performance of this Agreement and the Security Documents by the Company shall have been approved by certain lenders of the Company.

           (iv) The approval of the financing and each of the final agreements by the Board of Directors of the Company.

           (v) All proceedings to be taken in connection with the transaction contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to the Company and their counsel and the Company shall have received copies of all documents which it may reasonably request.

     7. Defaults. If any of the following circumstances shall occur (an "Event of Default"):

     (a) the Company shall fail to pay when due any amounts in connection with the Notes, the Deed of Trust, the Security Agreement, or this Agreement, and such failure shall continue for a period of seven days after notice of such failure from the Purchasers; or

     (b) an order for relief shall be entered in any Federal Bankruptcy proceeding in which the Company or any Subsidiary is the debtor; or bankruptcy, receivership, insolvency, reorganization, relief, dissolution, liquidation or other similar proceedings shall be instituted by or against the Company or any Subsidiary or all or any part of the property of the Company or any Subsidiary under the Federal Bankruptcy Code or any other law of the United States or any bankruptcy or insolvency law of any state of competent jurisdiction unless, if such proceedings are instituted against the Company or any Subsidiary, such proceedings are dismissed or discharged within 90 days after they are instituted; or

     (c) the Company or any Subsidiary shall have become insolvent or unable to pay its debts as they mature, cease doing business as a going concern, make an assignment for the benefit of creditors, admit in writing its inability to pay its debts as they become due, or if a trustee, receiver or liquidator shall be appointed for the Company or any Subsidiary or for any substantial portion of the assets of the Company or any Subsidiary and such appointment shall not be vacated within 90 days; or

     (d) the Company shall fail to perform the covenants contained in paragraph 5(b) or 5(e) of this Agreement; or

     (e) the Company shall fail to perform any other covenant or agreement contained in the Notes, the Deed of Trust, the Security Agreement, or this Agreement, and such failure shall continue for a period of thirty days after notice of such failure from the Purchasers; or

     (f) any representation, warranty or certification made by the Company in this Agreement, the Notes, the Deed of Trust or the Security Agreement or in any certificate delivered pursuant thereto shall have been incorrect in any material respect when made;

then (i) if such event is an Event of Default specified in clause (a) of this paragraph 7, the holder of any Note may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable together with interest accrued thereon, and
(b) if such event is not an Event of Default specified in clause (a) of this paragraph 7, then the holders of at least two-thirds of the principal amount of the Notes may at their option, by notice in writing to the Company, declare the Notes to be immediately due and payable and thereupon the Notes shall be and become due and payable, with interest accrued thereon (provided that in the case of an Event of Default described in paragraph 7(b) or (c), the Notes shall immediately become due and payable, with interest accrued thereon, without any notice from the holders of the Notes or otherwise) and the holders of the Notes may take any action or proceeding at law or in equity which they deem advisable for the protection of their interests and to collect and enforce payment, including the right to foreclose on the liens created by the Deed of Trust and the Security Agreement. The Company shall pay all expenses and costs (including reasonable attorneys' fees) of the holders of the Notes in connection with or arising out of any Event of Default hereunder.

     8. Insurance.

     (a) Risks to Be Insured. The Company currently maintains (i) full replacement value insurance on the Mortgaged Property and the Equipment on an "all-risks" basis, subject to certain deductibles, and (ii) comprehensive general liability insurance, including personal injury and property damage, with a combined single limit of $1,000,000 per occurrence. The Company has furnished the Purchasers copies of the Company's current insurance policies. The Company will, to the extent commercially feasible, maintain similar insurance, in similar amounts and with companies of nationally recognized financial standing legally qualified to issue insurance, on the Mortgaged Property and the Equipment for so long as any amounts are outstanding under the Notes.

     (b) Policy Provisions. All insurance maintained by the Company pursuant to this paragraph 8 shall (i) name the Company as insured and the holders of the Notes as additional insured, (ii) include effective waivers by the insurers of all claims for insurance premiums against the holders of the Notes, (iii) provide that any losses shall be payable notwithstanding any action, inaction or breach of representation or warranty by the Company, and (iv) provide that at least ten days' prior written notice of cancellation or of lapse shall be given to the holders of the Notes by the insurer. If no Event of Default has occurred and is continuing, then the Company shall have the right to adjust and settle all insurance claims, and the proceeds shall be paid to the Company. If there is an Event of Default then the holders of the Notes shall have the right to adjust and settle all insurance claims, and the proceeds shall be paid to the holders of the Notes, to be applied in accordance with paragraph 9.

     (c) Delivery of Insurance Certificates. The Company will deliver to the holders of the Notes certificates evidencing the existence of all insurance policies with respect to the Mortgaged Property and the Equipment which the Company is required to maintain or cause to be maintained pursuant to this paragraph 8 together with, upon request by the holders of the Notes, evidence as to the payment of all premiums then due thereon.

     (d) No Other Insurance. The Company shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this paragraph 8 to be furnished by the Company unless the holders of the Notes are included therein as a named insured, with loss payable as in this Agreement provided. The Company shall immediately notify the holders of the Notes whenever any such separate insurance is obtained and shall deliver to the holders of the Notes certificates evidencing the same.

     9. Damage to or Destruction of Mortgaged Property.

     (a) Notice. In case of any material damage to or destruction of the Mortgaged Property or any part thereof, the Company will promptly give written notice thereof to the holders of Notes, generally describing the nature and extent of such damage or destruction.

     (b) Adjustment and Collection; Option to Rebuild or Replace. So long as no Event of Default shall have occurred and be continuing, the Company shall have the right to (i) adjust all insurance claims, (ii) collect and hold all insurance proceeds, and (iii) decide whether or not to rebuild or replace the damaged or destroyed portion of the Mortgaged Property. If an Event of Default shall have occurred and be continuing, then the holders of the Notes shall have the right to (i) adjust all insurance claims, (ii) collect and hold all insurance proceeds, and (iii) decide whether or not to rebuild or replace the damaged or destroyed portion of the Mortgaged Property.

     (c) Company Elects to Restore or Replace. If pursuant to paragraph 9(b) above the Company elects to rebuild or replace the damaged or destroyed portion of the Mortgaged Property, the Company, at its expense, will promptly commence and complete the repair, replacement, rebuilding or restoration of the Mortgaged Property as nearly as possible to its value, condition and character, immediately prior to such damage or destruction, with such alterations and additions as may be made at the Company's election. Any such repair shall be completed within a reasonable time period (as estimated by the construction contractor) after the occurrence of such damage or destruction, subject however to such delays as may be reasonably attributable to governmental restrictions, failure to obtain materials or labor, weather delays, or other causes, whether similar or dissimilar, beyond the control of the Company.

     (d) Prepayment in the Event the Mortgaged Property is Not Restored.
Except as set forth in the last sentence of this paragraph, the Company shall have no right to use or retain any proceeds of the insurance claim if (i) the Company elects not to restore or replace the damaged or destroyed portion of the Mortgaged Property, or (ii) there is an uncured and unwaived Event of Default and the holders of the Notes elect not to restore or replace the damaged or destroyed portion of the Mortgaged Property. In either such event if the Mortgaged Property is destroyed or damaged to such an extent that the remaining undamaged Mortgaged Property is not capable of operating as an ongoing facility, the Company shall, within five days after the Company or the holders of the Notes (as the case may be) receives payment on the insurance claim, prepay the Notes, without premium, in an amount equal to the then unpaid principal amount of the Notes plus accrued interest thereon. If, however, the remaining undamaged Mortgaged Property is capable of operating as an ongoing facility, the Company shall apply the net insurance proceeds from the casualty as a partial prepayment on the Notes, but the Company shall not be required to prepay the Notes in full. Any such prepayment shall be applied on the last maturing required installment or installments of principal in inverse order of their maturity. If prepayment of the Notes has been made in whole, any net insurance proceeds remaining after such prepayment shall be remitted by the holders of the Notes to the Company within five days after such prepayment.

     10. Taking of Mortgaged Property.

     (a) Notice; Assignment of Awards. In case of a taking as a result of or in lieu of or in anticipation of the exercise of the right of condemnation or eminent domain of all or any part of the Mortgaged Property, or the commencement of any proceedings or negotiations that might result in any such taking, the Company will promptly give written notice thereof to the holders of Notes, generally describing the nature and extent of such taking or the nature of such proceedings or negotiations and the nature and extent of the taking that might result therefrom, as the case may be. The Company hereby irrevocably assigns, transfers and sets over to the holders of Notes all its rights to any award or payment on account of any taking, to the extent of all obligations of the Company to the holders of the Notes.

     (b) Prosecution and Collection of Claims; Option to Rebuild or Replace.
So long as no Event of Default shall have occurred and be continuing, the Company shall have the right to (i) prosecute all condemnation claims, (ii) collect and hold all condemnation proceeds, and (iii) decide whether or not to restore or replace the condemned portion of the Mortgaged Property. If an Event of Default shall have occurred and be continuing, then the holders of the Notes shall have the right to (i) prosecute all condemnation claims, (ii) collect and hold all condemnation proceeds, and (iii) decide whether or not to restore or replace the condemned portion of the Mortgaged Property.

     (c) Company Elects to Restore or Replace. If pursuant to paragraph 10(b) above the Company elects to rebuild or replace the condemned portion of the Mortgaged Property, the Company, at its expense, will promptly commence and complete the repair, replacement, rebuilding or restoration of the Mortgaged Property as nearly as possible to its value, condition and character, immediately prior to such condemnation, with such alterations and additions as may be made at the Company's election. Any such repair shall be completed within a reasonable time period (as estimated by the construction contractor) after the occurrence of such damage or destruction, subject however to such delays as may be reasonably attributable to governmental restrictions, failure to obtain materials or labor, weather delays, or other causes, whether similar or dissimilar, beyond the control of the Company.

     (d) Prepayment in the Event the Mortgaged Property is Not Restored.
Except as set forth in the last sentence of this paragraph, the Company shall have no right to use or retain any proceeds of the condemnation claim if (i) the Company elects not to restore or replace the condemned portion of the Mortgaged Property, or (ii) there is an uncured and unwaived Event of Default and the holders of the Notes elect not to restore or replace the condemned portion of the Mortgaged Property. In either such event if the Mortgaged Property has been rendered unsuitable, in the reasonable judgment of the Company, for continued use or occupancy, even as the remainder thereof may be restored, or if, in the reasonable judgment of the Company such restoration has been made impossible or uneconomic by any reduction in area to such an extent that the remaining undamaged Mortgaged Property is not capable of operating as an ongoing facility, the Company shall, within five days after the Company or the holders of the Notes (as the case may be) receives payment on the condemnation claim, prepay the Notes, without premium, in an amount equal to the then unpaid principal amount of the Notes plus accrued interest thereon. If, however, the remaining Mortgaged Property is capable of operating as an ongoing facility, the Company shall apply the net condemnation proceeds from the casualty as a partial prepayment on the Notes, but the Company shall not be required to prepay the Notes in full. Any such prepayment shall be applied on the last maturing required installment or installments of principal in inverse order of their maturity. If prepayment of the Notes has been made in whole, any condemnation proceeds remaining after such prepayment shall be remitted by the holders of the Notes to the Company within five days after such prepayment.

     11. Payments on and Registration and Transfer of Notes. The Company agrees that it will make payment of the principal of and interest on the Notes by sending checks made payable to each of the Purchasers to their address set forth on Schedule 1 hereto, or to such other address as may from time to time be designated by the holders of the Notes, without presentment of the Notes and without the rendering of any bills therefor. The Company shall record on its books and records the holders of the Notes. Upon surrender of any Note for transfer at the office of the Company, the Company shall execute and deliver, in the name of the designated transferee a new Note in a principal amount equal to the unpaid principal amount of, and dated the date to which interest has been paid on, the Note so surrendered. When a Note shall be presented or surrendered for transfer it shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder thereof or his attorney duly authorized in writing. The Company may treat the person in whose name the Note is registered on its books and records as the owner of the Note for the purpose of receiving payment of principal of and interest on the Note and for all other purposes and the Company shall not be affected by notice to the contrary.

     12. Expenses. The Company shall not be required to pay to the Purchasers any loan origination fees, any underwriting fees, or any other loan charges or fees in connection with the Notes. An environmental survey has already been completed, and the Company will not be responsible for any fees in connection therewith. The Purchasers will pay for any appraisal of the Mortgaged Property or the Equipment. The Company shall not be responsible for any real estate or personal property taxes accrued with respect to the Equipment or the Mortgaged Property prior to the closing date of this transaction, and such taxes shall be paid in full by the Purchasers prior to such closing. The Company hereby agrees to pay, and hold the Purchasers harmless against liability for the payment of, the following: (a) all charges for title insurance on the Mortgaged Property, (b) up to $20,000 of fees and expenses of the Purchasers' attorneys expended in connection with the negotiation and closing of this Agreement and the purchase of the Notes, and (c) reasonable fees and expenses of counsel to the Purchasers in connection with any documentation and related services arising after the Closing Date in connection with the preparation of waivers or amendments of any provisions of this Agreement, the Notes, or the Security Documents (other than those arising in connection with the transfer of any Note, which fees and expenses shall be borne by the holder of such Note). The Company represents and warrants that it has not engaged any broker or other third party who would seek a brokerage or finders fee for the transactions contemplated by this Agreement, and the Company will hold the Purchasers harmless against liability for the payment of any such brokerage or finders fee sought by any such third party who claims that they were engaged by the Company.

     13. Delivery of Documents; Pro Rata Payments; Amendments and Consents.

     (a) Delivery of Documents. All notices, certificates, requests, statements and other documents required or permitted to be delivered to the Purchasers or the holders of Notes by any provision hereof shall also be delivered to each holder of a Note, except that financial statements and other documents provided for in paragraphs 4(e) and 4(f) need not be delivered to any holder, other than the Purchasers, holding less than 10% of the aggregate principal amount of Notes from time to time outstanding.

     (b) Pro Rata Payments. All interest payments and payments or prepayments of principal shall be made and applied pro rata on all Notes outstanding in accordance with the respective unpaid principal amounts thereof.

     (c) Amendments and Consents. The registered holder or holders of at least two-thirds of the unpaid principal amount of the Notes at the time outstanding may by agreement with the Company amend this

Agreement, and any consent, notice, request or demand required or permitted to be given by the Purchasers or the holders of the Notes by any provision hereof shall be sufficient if given by the holder or holders of at least two-thirds of the unpaid principal amount of Notes at the time outstanding except that, without the written consent of the holders of all Notes at the time outstanding, no amendment to this Agreement shall extend the maturity of any Note, or alter the rate of interest or any premium payable with respect to any Note, or affect the amount of any required prepayments, or reduce the proportion of the principal amount of the Notes required with respect to any consent.

     14. Representations and Agreements of Purchasers.

     (a) Investment Purpose. Each Purchaser represents that its acquisition of the Notes by it will be for investment and not with a view to resale in connection with any distribution thereof, it being understood, however, that the disposition of the property of each Purchaser shall at all times be within its control.

     (b) Confidentiality. It is understood that each holder of a Note will from time to time receive from the Company or another holder of a Note certain data and documents regarding the business and operations of the Company and its Subsidiaries and/or the Notes which are not publicly available and which the Company and its Subsidiaries consider to be confidential, proprietary or trade secrets (all such data and documents, collectively, being hereinafter referred to as "Confidential Information"). Confidential Information does not include information which (i) becomes generally available to the public other than as a result of disclosure by such holder of a Note, (ii) was available on a non-confidential basis prior to its disclosure to such holder of a Note by the Company, any of its Subsidiaries or their respective representatives, or (iii) becomes available to such holder of a Note on a non-confidential basis from a source other than the Company, any of its Subsidiaries or their respective representatives, provided that such source is not bound by a confidentiality agreement. No holder of a Note will disseminate any Confidential Information except, and the Company hereby consents to the dissemination of Confidential Information by any holder of a Note if the receiving party also agrees to be bound by this confidentiality agreement: (1) to any transferee or proposed transferee of a Note; (2) to attorneys, certified public accountants and (to the extent required by their involvement) other outside consultants and experts of any holder of a Note, its affiliates and any transferee or proposed transferee of a Note; or (3) to any other person as may be necessary with respect to enforcement or protection of rights with respect to the Notes. In the event that the holder of any Note is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any Confidential Information, such holder will provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such holder's compliance with this provision. No holder of any Note will oppose action by the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be afforded Confidential Information. Notwithstanding anything to the contrary contained in this paragraph, a Purchaser may disclose Confidential Information to regulatory bodies that regulate the business and affairs of such Purchaser.

     (c) Environmental Representations. The Purchasers have obtained an environmental report on the Mortgaged Property from a reputable environmental audit firm. The Purchasers hereby represent that (i) based solely on such environmental report, and without conducting any further investigation of the Mortgaged Property, they are not aware of any violation of applicable law concerning the presence, handling, storage, transportation, release or disposal of Hazardous Materials on, in or under the Mortgaged Property, and (ii) they have not received any written notices from any governmental authority alleging any violation of applicable laws in connection with the presence, handling, storage, transportation, release or disposal of Hazardous Materials on, in or under the Mortgaged Property. As used herein, the term "Hazardous Materials" means any hazardous substances or materials the handling, storage, transportation, release, or disposal of which is regulated by applicable federal, state, or local statute, regulation, code or ordinance.

     15. Future Construction on Mortgaged Property. In the event that the Company commences construction on a portion of the Mortgaged Property, the Purchasers hereby agree, subject to the conditions set forth below, to either subordinate or release the lien of the Deed of Trust on that portion of real property. The obligation of the Purchasers to subordinate or release the lien of the Deed of Trust as aforesaid is subject to the satisfaction of the following conditions:

     (a) the building which is constructed on the Mortgaged Property shall be
(A) new processing space, a new warehouse or a new loading dock to be used in connection with the business of the Company as presently conducted, and (B) not a replacement for processing space, a warehouse or a loading dock presently located on the Mortgaged Property on the date hereof;

     (b) the Purchasers shall have received consideration for such subordination or release equal to $1.50 per square foot of area being released, which consideration shall be applied as a mandatory prepayment against the Notes, in inverse order of maturity;

     (c) there shall at the time of the release or subordination be no Event of Default hereunder and no event or occurrence which, with the giving of notice or the passage of time, or both, would constitute such an Event of Default;

     (d) the remaining portion of the Mortgaged Property (the "Remaining Property") shall be an independent parcel with respect to appropriate access, utility and other easements and/or there shall be reserved for the benefit of the Remaining Property, and excepted from the release or subordination, easements for utility facilities and access, if any, in the released portion of the Mortgaged Property (the "Released Property") which serve the Remaining Property, in form and substance approved by the Purchasers, which approval shall not be unreasonably withheld or delayed;

     (e) the execution and delivery of documentation satisfactory to legal counsel for the Purchasers;

     (f) the release or subordination of the Released Property shall not create any present or potential subdivision or related violations with respect to any or all of the Remaining Property;

     (g) the payment by the Company of all reasonable expenses, including attorneys' fees, incurred by the Purchasers in connection with such subordination or release;

     (h) the Purchasers shall have received assurances that the new construction on the Released Property shall not encroach on the Remaining Property; and

     (I) the Company shall at its expense provide Purchasers with an endorsement to Purchasers' mortgage title insurance policy extending the date of the policy through the date of the filing of the release or subordination without additional exception to title.

     16. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement and of the Notes.

     17. Successors and Assigns. All covenants and agreements in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto.

     18. Notices. All notices shall be sent by first class mail and, if to the Purchasers, addressed to the Purchasers c/o Washington Square Capital, Inc., 100 Washington Square, Suite 800, Minneapolis, Minnesota 55401-2147 (provided that the financial statements and reports required by this Agreement shall be sent to each of the Purchasers at their address listed on Appendix I hereto), and if to the Company, addressed to United Foods, Inc., Ten Pictsweet Drive, Bells, Tennessee 38006, Attention: President, with a copy to the General Counsel at the same address; provided that any party may change the address with respect to such party by notifying the other parties in writing.

     19. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Minnesota.

     20. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.


UNITED FOODS, INC.                           WASHINGTON SQUARE CAPITAL, INC.

By s/nCarl W. Gruenewald, II                 By s/nGary L. Jacobson
   ------------------------------               ------------------------------

(Title) Sr. Vice President -                 (Title) Senior Vice President
       --------------------------                   --------------------------
        Finance Treasurer
        -------------------------

NORTHWESTERN NATIONAL                        COMMERCIAL UNION LIFE INSURANCE
LIFE INSURANCE COMPANY                       COMPANY OF AMERICA

By s/nGary L. Jacobson                       By s/nRichard C. Zawalich
  -------------------------------               ------------------------------

(Title) Authorized Representative            (Title) AVP
        -------------------------                   --------------------------

NORTHERN LIFE INSURANCE COMPANY              MINNESOTA MUTUAL LIFE INSURANCE
                                             COMPANY

By s/nGary L. Jacobson                       By s/n
  -------------------------------              -------------------------------
(Title) Assistant Treasurer
       --------------------------            (Title) Second Vice President
                                                    --------------------------
                                             COMMERCIAL UNION LIFE INSURANCE
THE NORTH ATLANTIC LIFE INSURANCE            COMPANY OF NEW YORK
COMPANY OF AMERICA

By s/nGary L. Jacobson                       By s/nRichard C. Zawalich
  -------------------------------               ------------------------------

(Title) Assistant Treasurer                  (Title) AVP
       --------------------------                   --------------------------

                                   APPENDIX I

 Name and Address                                          Original Note Amount
 Northwestern National Life Insurance Company         $3,444,444.44
 c/o Washington Square Capital, Inc.
 100 Washington Square, Suite 800
 Minneapolis, Minnesota  55401-2147

 Northern Life Insurance Company                      $2,222,222.22
 c/o Washington Square Capital, Inc.
 100 Washington Square, Suite 800
 Minneapolis, Minnesota  55401-2147

 The North Atlantic Life Insurance                    $666,666.67
 Company of America
 c/o Washington Square Capital, Inc.
 100 Washington Square, Suite 800
 Minneapolis, Minnesota  55401-2147

 Washington Square Capital, Inc.                      $666,666.67
 100 Washington Square, Suite 800
 Minneapolis, Minnesota  55401-2147

 Commercial Union Life Insurance                      $444,444.44
 Company of America
 c/o Commercial Union Investment
 Management Corp.
 One Beacon Street, 17th Floor
 Boston, Massachusetts  02108
 Attention:  Richard C. Zawilich
           Robert C. Pickett

 Minnesota Mutual Life Insurance Company              $333,333.33
 c/o Washington Square Capital, Inc.
 100 Washington Square, Suite 800
 Minneapolis, Minnesota  55401-2147

 Commercial Union Life Insurance                      $222,222.22
 Company of New York
 c/o Commercial Union Investment
 Management Corp.
 One Beacon Street, 17th Floor
 Boston, Massachusetts  02108
 Attention:  Richard C. Zawilich
           Robert C. Pickett
                                               TOTAL  $8,000,000



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